UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Investment Trust III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Valued Advisor,

On September 15, 2011, Proxy Statements were mailed to shareholders of the following funds proposing that the funds be reorganized (merged) into other Nuveen Funds as follows:

Acquiring Fund	Acquired Fund
Nuveen Short Term Bond Fund (FALTX)	Nuveen Short Duration Bond Fund (NSDAX)
Nuveen Total Return Bond Fund (FCDDX)	Nuveen Multi-Strategy Core Bond Fund (NCBAX)
Nuveen High Income Bond Fund (FJSIX)	Nuveen High Yield Bond Fund (NHYAX)

In each case, the investment adviser (Nuveen Fund Advisors, Inc., “Nuveen Fund Advisors”) and the Funds’ Board of Trustees (the “Board”) believe that shareholders of the Acquired Fund will benefit from operational efficiencies and economies of scale that are expected to arise as a result of the larger net asset size, and expected continued growth in net assets, of the Acquiring Fund following the reorganization. These operational efficiencies and economies of scale, together with fee reductions and caps resulting from the reorganization are expected to result in lower gross and net expenses for all shareholders.

The current timetable for the reorganization is as follows, assuming shareholder approval:
Shareholder Meeting:	October 28, 2011
Estimated reorganization date:	November 4, 2011 (if approved on October 28, 2011)

A full discussion of the proposed fund reorganizations, including a Q&A, is contained in the proxy materials which are available online at:

http://www.nuveenproxy.com/ProxyInfo/MF/Default.aspx

If you have any questions, please call your Nuveen Advisor Consultant at (800) 752-8700.

Sincerely,

Nuveen Investments

For Investment Professional Use Only – This material is not for inspection by, distribution to, or quotation to the general public.

Funds distributed by Nuveen Securities, LLC | www.nuveen.com | 333 W. Wacker Drive, Chicago, IL 60606

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NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

Dear Valued Partner,

On September 15, 2011, Proxy Statements were mailed to shareholders of the following funds proposing that the funds be reorganized (merged) into other Nuveen Funds as follows:

Acquiring Fund				Acquired Fund
Name	Share Class	Ticker	CUSIP	Name	Share Class	Ticker	CUSIP
Nuveen Short Term Bond Fund	A	FALTX	670678697	Nuveen Short Duration Bond Fund	A	NSDAX	67066D846
	I	FLTIX	670678648		I	NSDRX	67066D812
	C	FBSCX	670690585		C	NSCDX	67066D820
	R3	NSSRX	670690197		R3	NSDTX	67066D770
Nuveen Total Return Bond Fund	A	FCDDX	670678366	Nuveen Multi-Strategy Core Bond Fund	A	NCBAX	67066D507
	I	FCBYX	670678390		I	NCBRX	67066D804
	C	FCBCX	670678382		C	NCBCX	67066D705
	R3	FABSX	670678572		R3	NMSTX	67066D788
Nuveen High Income Bond Fund	A	FJSIX	670678218	Nuveen High Yield Bond Fund	A	NHYAX	67066D887
	I	FJSYX	670678234		I	NHYRX	67066D853
	C	FCSIX	670678267		C	NHYCX	67066D861
	R3	FANSX	670690643		R3	NHYTX	67066D796

In each case, the investment adviser (Nuveen Fund Advisors, Inc., “Nuveen Fund Advisors”) and the Funds’ Board of Trustees (the “Board”) believe that shareholders of the Acquired Fund will benefit from operational efficiencies and economies of scale that are expected to arise as a result of the larger net asset size, and expected continued growth in net assets, of the Acquiring Fund following the reorganization. These operational efficiencies and economies of scale, together with fee reductions and caps resulting from the reorganization are expected to result in lower gross and net expenses for all shareholders.

The current timetable for the reorganization is as follows, assuming shareholder approval:
Shareholder Meeting:	October 28, 2011
Estimated reorganization date:	November 4, 2011 (if approved on October 28, 2011)

A full discussion of the proposed fund reorganizations, including a Q&A, is contained in the proxy materials which are available online at:

http://www.nuveenproxy.com/ProxyInfo/MF/Default.aspx

If you have any questions, please call your Nuveen Advisor Consultant at (800) 752-8700.

Sincerely,

Nuveen Investments

For Investment Professional Use Only – This material is not for inspection by, distribution to, or quotation to the general public.

Funds distributed by Nuveen Securities, LLC | www.nuveen.com | 333 W. Wacker Drive, Chicago, IL 60606

Please click here to unsubscribe from future Nuveen Investments emails.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE